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                                                                    EXHIBIT 11-3

                  DTE ENERGY COMPANY AND SUBSIDIARY COMPANIES
                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK




                                                   Three Months     Twelve Months
                                                      Ended            Ended
                                                  March 31, 1996   March 31, 1996
                                                  --------------   --------------
                                                (Thousands, except per share amounts)
 PRIMARY:
   Net Income .................................       $108,440        $408,271
   Weighted average number of common
    shares outstanding (a) ....................        145,120         145,613
   Earnings per share of Common Stock
    based on weighted average number
    of shares outstanding .....................       $   0.75        $   2.82

 FULLY DILUTED:
   Net Income .................................       $108,440        $408,271
   Convertible Preferred Stock dividends ......              -             125
                                                      --------        --------
                                                      $108,440        $408,396
                                                      ========        ========


   Weighted average number of common
    shares outstanding (a) ....................        145,120         144,613
   Conversion of convertible Preferred Stock ..              -             173
                                                      --------        --------
                                                       145,120         144,786
                                                      ========        ========


   Earnings per share of Common Stock
    assuming conversion of outstanding
    convertible Preferred Stock ...............       $   0.75        $   2.82


- ---------------
(a)  Based on a daily average.